Exhibit 99.1

Wireless Telecom Group Shareholders Approve Acquisition by Maury Microwave

Parsippany, New Jersey, USA – August 2, 2023 – Wireless Telecom Group, Inc. (the “Company” or “WTT”), a leading test & measurement solutions provider, today announced that its shareholders voted to approve the previously announced merger agreement, pursuant to which, among other things, WTT will be acquired by Maury Microwave Inc. (“Maury”), a leading provider of state-of-the-art radio frequency measurement and interconnect solutions for wireless communication technologies.

The merger is expected to close on August 4, 2023, subject to customary closing conditions. Under the terms of the merger agreement, Maury will acquire all the outstanding shares of the Company for cash consideration of $2.13 per share, and WTT’s shares will no longer be listed on any public exchange. Payment of the merger consideration will be made as promptly as practical following receipt of written confirmation of administrative approval by the State of New Jersey, which is expected in approximately seven business days.

WTT will file the final vote results for the special meeting, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, anticipate or similar words. Forward-looking statements include, without limitation, (1) risks related to the consummation of the transaction; (2) the effects that the announcement or pendency of the merger may have on WTT and its business, including the risks that as a result (a) WTT’s business or operating results may suffer, (b) WTT’s current plans and operations may be disrupted, (c) WTT’s ability to retain or recruit key employees may be adversely affected, or (d) WTT’s business relationships (including, customers and suppliers) may be adversely affected; (3) the effect of limitations that the merger agreement places on WTT’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against WTT and others; (6) the risk that the transaction and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of WTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated or supplemented by subsequent reports that WTT has filed or files with the SEC. Investors are cautioned that such forward-looking statements are not guarantees of future performance. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, Holzworth, and Noisecom, is a global designer and manufacturer of advanced radio frequency and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Contacts

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com